Exhibit 16-1

N. Blumenfrucht CPA PC
1040 East 22nd Street
Brooklyn New York 11210
Tel.- 718-692-2743
Fax -718-692-2203

May 14, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by VGTel, Inc. (copy attached), in this amended 8K which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of VGTel, Inc. to be filed.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ N. Blumenfrucht, CPA PC